EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 26, 2010, relating to the financial statements of Inksure Technologies Inc. (the "Company"), appearing in the Annual Report on Form 10-K of the Company for the year ended December 31, 2009.


/s/ Brightman Almagor Zohar & Co.
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Brightman Almagor Zohar & Co.
Certified Public Accountants
A member of Deloitte Touche Tohmatsu


Tel Aviv, Israel
November 17, 2010